UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2020

PACIFIC GREEN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54756	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 10212, 8 The Green Dover, DE	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 601-4659

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	PGTK	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement

Effective October 19, 2020 Pacific Green Technologies Inc. (“Pacific Green”, “we”, “us”, “our”, the “Company”) entered into a Share Purchase Agreement for the acquisition of Innoenergy Limited (“Innoenergy”), a designer of battery energy storage systems, whose clients include Osaka Gas Co. Ltd, in Japan, and Limejump Limited, a subsidiary of Royal Dutch Shell plc. The acquisition marks Pacific Green’s entry into the battery energy storage system market in conjunction with its joint venture partner, PowerChina SPEM.

In consideration of all the issued and outstanding securities of Innoenergy, Pacific Green has agreed to issue to the selling shareholders of Innoenergy an aggregate of 525,000 common shares of the Company. Pacific Green will also pay £25,000 (approximately $32,500) to a selling shareholder on completion of the transaction, and an equal amount when the Innoenergy achieves battery storage sales equivalent to 50 megawatts. The common shares of the Company issued to the sellers are subject to sales volume restriction of 65,625 shares per calendar quarter.

In connection with the acquisition, Innoenergy will adopt the name Pacific Green Innoenergy Technologies Limited and continue as a wholly owned subsidiary of Pacific Green. Innoenergy’s co-founders and principals Garth Dauley and James Gratton will continue as Directors of Innoenergy and will maintain responsibility over operations. Pacific Green will be entitled to appoint a majority of the Innoenergy board of directors. As a further condition of the acquisition, Pacific Green will make available to Innoenergy a working capital credit facility of £350,000 (approximately $455,000) at an interest rate of eight percent (8%) per annum, which will be due on demand and secured by a floating charge and debenture against the assets of Innoenergy.

Item 3.02 Unregistered Sales Of Equity Securities

In connection with the acquisition of Innoenergy Limited, we issued an aggregate of 525,000 common shares to three (3) non-US persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

ITEM 7.01 Regulation FD Disclosure.

On October 20, 2020 the Company issued a news releases regarding the acquisition of Innoenergy Limited and the expansion of its technology portfolio.

Item 9.01 Financial Statements and Exhibits

10.1	Share Purchase Agreement dated October 19, 2020 with the Selling Shareholders of Innoenergy Technologies Limited

10.2	Debenture Agreement dated October 19, 2020 with Pacific Green Innoenergy Technologies Limited

99.1	News Release dated October 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

/s/ Scott Poulter
Scott Poulter
Chief Executive Officer and Director
Date: October 20, 2020

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